                Cardinal Government Securities Money Market Fund
                                  7 Day Yield

Account Balance - 1 share at $1.00                            1.00

Dividend Declaration:

        24-Sep-96       0.00012440
        25-Sep-96       0.00012489
        26-Sep-96       0.00013126
        27-Sep-96       0.00012186
        28-Sep-96       0.00012186
        29-Sep-96       0.00012186
        30-Sep-96       0.00012588

                                                        0.00087203

Less: Deductions from Shareholders Accounts                   0.00
                                                        -----------
Ending Account Balance                                  1.00087203

Less: Beginning Account Balance                       -       1.00
                                                      ------------
Difference                                              0.00087203

Base Period Return
        (Difference/Beginning Account Balance)          0.00087203

Yield Quotation
        (Base Period Return *365/7)                           4.55%

Effective Yield Quotation
        [(Base Period Return + 1)*365/7]-1                    4.65%


The quotations were computed based on the seven days ending
September 30, 1996.

Cardinal Government Securities Money Market Fund
Inception of the fund


        1996    $1,000.00       4.70%   $47.00  $1,047.00




                                        Avg Ann    4.70%
                                        Total Ret  4.70%


Average Annual Total Return Formula:  T = (ERV/P)*1/N - 1
Aggregate Total Return Formula:  T = (ERV/P) - 1

  P  = a hypothetical initial payment of $1,000
  T  = total return
  N  = number of years
ERV  = ending redeemable value at the end of the period of a hypothetical
       $1,000 investment made at the beginning of the period

Calculations:
  Average Annual Total Return:  (1,047/1,000)*(365/365)) - 1 = 4.70%
  Aggregate Total Return:       (1,047/1,000) - 1 = 4.70%

Cardinal Government Securities Money Market Fund
5 year return

    1991         $1,000.00    5.34%     13.35    $1,013.35     $53.40

    1992         $1,013.35    3.03%    $30.70    $1,044.05

    1993         $1,044.05    2.42%    $25.27    $1,069.32

    1994         $1,069.32    3.35%    $35.82    $1,105.14

    1995         $1,105.14    5.04%    $55.70    $1,160.84

months of 1996   $1,160.84    3.44%    $39.93    $1,200.78

Average Annual Total Return Formula:  T = (ERV/P)*1/N - 1
Aggregate Total Return Formula: T = (ERV/P) - 1

    P = a hypothetical initial payment of $1,000
    T = total return
    N = number of years
  ERV = ending redeemable value at the end of the period of a hypothetical
        $1,000 investment made at the beginning of the period

  Calculations:
        Average Annual Total Return: (1,200.78/1,000)*(1/(5)) - 1 = 3.73%
        Aggregate Total Return:      (1,200.78/1,000) - 1 = 16.08%

Cardianal Government Securities Money Market Fund
10 year return

     1986         $1,000.00     6.75%      16.875   $1,016.88    $67.50

     1987         $1,016.88     6.18%     $62.84    $1,079.72

     1988         $1,079.72     6.84%     $73.85    $1,153.57

     1989         $1,153.57     8.56%     $98.75    $1,252.32

     1990         $1,252.32     7.52%     $94.17    $1,346.49

     1991         $1,346.49     5.34%     $71.90    $1,418.39

     1992         $1,418.39     3.03%     $42.98    $1,461.37

     1993         $1,461.37     2.42%     $35.37    $1,496.74

     1994         $1,496.74     3.35%     $50.14    $1,546.88

     1995         $1,546.88     5.04%     $77.96    $1,624.84

months of 1996    $1,624.84     3.44%     $55.89    $1,680.73


Average Annual Total Return Formula:  T = (ERV/P)*1/N - 1
Aggregate Total Return Formula: T = (ERV/P) - 1

    P = a hypothetical initial payment of $1,000
    T = total return
    N = number of years
  ERV = ending redeemable value at the end of the period of a hypothetical
        $1,000 investment made at the beginning of the period

  Calculations:
        Average Annual Total Return: (1,680.73/1,000)*(1/(10)) - 1 = 4.83%
        Aggregate Total Return:      (1,680.73/1,000) - 1 = 68.07%

Cardinal Government Securities Money Market Fund
Inception of fund

Months of 1980      $1,000     9.80%    $98.00       $1,098

     1981        $1,098.00    15.07%   $165.47       $1,283

     1982        $1,263.47    11.49%   $145.17       $1,409

     1983        $1,408.64     8.54%   $120.30       $1,529

     1984        $1,528.94     9.80%   $149.84       $1,679

     1985        $1,678.78     7.68%   $128.93    $1,807.71

     1986        $1,807.71     6.75%   $122.02    $1,929.73

     1987        $1,929.73     6.18%   $119.26    $2,048.98

     1988        $2,048.98     6.84%   $140.15    $2,189.13

     1989        $2,189.13     8.56%   $187.39    $2,376.52

     1990        $2,376.52     7.52%   $178.71    $2,555.24

     1991        $2,555.24     5.34%   $136.45    $2,691.69

     1992        $2,691.69     3.03%    $81.56    $2,773.24

     1993        $2,773.24     2.42%    $67.11    $2,840.36

     1994        $2,840.36     3.35%    $95.15    $2,935.51

     1995        $2,935.51     5.04%   $147.95    $3,083.46

months of 1996   $3,083.46     3.44%   $106.07    $3,189.53


Average Annual Total Return Formula:  T = (ERV/P)* 1/N - 1
Aggregate Total Return Formula: T = (ERV/P) - 1

    P = a hypothetical initial payment of $1,000
    T = total return
    N = number of years
  ERV = ending redeemable value at the end of the period of a hypothetical
        $1,000 investment made at the beginning of the period

  Calculations:
        Average Annual Total Return: (3,189.53/1,000)* (1/(16.063)) - 1 = 7.49%
        Aggregate Total Return:      (3,189.53/1,000) - 1 = 218.95%